Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(iv) BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Copy

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”) is made as of May 26, 2005 (the “Effective Date”), by and among Lipella Pharmaceuticals Inc., a Delaware corporation (“Company”), [***], an individual resident of [***] (“[***]”), [***], and individual resident of [***] (“[***]”), [***], an individual resident of [***] (“[***]”), and [***], an individual resident of [***] ([***], [***], [***], and [***], together with any other person or entity which becomes a shareholder of the Company and a party hereto are, for so long as they are shareholders of Company, collectively referred to herein as the “Shareholders” or individually a “Shareholder.”)

BACKGROUND

The parties have determined that it is in the best interests of Company and the Shareholders to provide for certain rights and restrictions on the future disposition of Company’s shares of capital stock (the “Shares”), and various other matters set forth herein.

NOW, THEREFORE, in consideration of the agreements and mutual promises and covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

In addition to other terms defined in this Agreement, the following terms have the following definitions:

1.1.       “Affiliate” shall have the meaning prescribed in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

1.2.       “As-Converted Basis” shall mean as if all stock convertible into common stock of Company, including preferred stock, if any, were converted into common stock of Company.

1.3.       “Board” shall mean the Board of Directors of Company.

1.4.       “Business Dav” shall mean any day other than a Saturday, Sunday or Federal holiday.

1.5.       “Change In Control” shall mean (a) a merger or consolidation in which Company is not the surviving entity, (b) the acquisition by any independent Person or independent affiliated group of Persons of more than 50% of the combined voting power of the Company’s outstanding stock (on an As-Converted Basis) (excluding a financing transaction, which financing transaction for this purpose would include an investment in Company) or (c) a transaction requiring shareholder approval and involving the sale, lease or exchange of all or substantially all the assets of the Company to an independent third party.

1.6.       “Convertible Security” shall mean any evidence of indebtedness, share of stock, warrant or other security of Company which is directly or indirectly convertible into or exchangeable for shares of Company’s capital stock, with or without the payment of additional consideration or the happening of a specified event.

1.7.       “Established Percentage” shall mean, with respect to the applicable Shareholder, an amount equal to the percentage determined by dividing the number of Shares held by such Shareholder on an As-Converted Basis, by the number of Shares held by all Shareholders on an As-Converted Basis.

1.8.       “Exempt Transfer” shall mean a Transfer of Shares under the provisions of Section 2.2 of this Agreement.

1.9.       “Initial Public Offering” shall mean the first firmly underwritten public offering of Company’s securities amounting to not less than $10,000,000 in proceeds.

1.10.     “Person” shall mean any individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization or other entity.

1.11.     “Prospective Purchaser” shall mean any Person to whom Shares are or may be Transferred if such Transfer is not, in its entirety, an Exempt Transfer.

1.12.     “Securities Act” shall mean the Securities Act of 1933, as amended.

1.13.     “Significant Shareholder” shall mean any Shareholder holding at least 5% of the issued and outstanding Shares on an As-Converted Basis.

1.14.     “Start-up Period” shall mean the period commencing on the Effective Date and ending on the earlier to occur of an Initial Public Offering or a Change in Control.

1.15.     “Transfer” shall mean any sale, conveyance, encumbrance, pledge or other transfer, whether voluntary, involuntary or by operation of law.

ARTICLE II

RESTRICTIONS ON TRANSFER OF SHARES

2.1.       Restrictions on Shareholders. No Shareholder shall Transfer any Shares now or hereafter owned (of record or beneficially) by such Shareholder unless such Shareholder has complied with the terms and conditions of this Agreement.

2.2.       Certain Permitted Transfers. The provisions of Articles III and IV of this Agreement shall not apply to the following Transfer of Shares:

(a)  Gifts, bequests or transfers by any individual Shareholder to spouses, parents, siblings, children, nieces, nephews, grandchildren, trusts for the benefit of any one or more of the foregoing or entities controlled by any one or more of the foregoing;

(b)  Transfers from an estate of any individual Shareholder to any spouse or relative of the decedent or any trust for the benefit of any one or more of the foregoing; and

(c)  Transfers by any Shareholder to any Affiliate thereof, which shall include for this purpose, as to any Person which is an entity, any direct or indirect holders of equity thereof, including, with respect to any partnership, corporation, or limited liability company, the general partner, limited partners, shareholders and/or members thereof, as applicable.

ARTICLE III

SHAREHOLDER’S LIMITED RIGHT TO DISPOSE OF SHARES

3.1.       Offer to Sell Shares. Except as otherwise provided herein, if any Shareholder shall at any time desire to sell all or any of such Shareholder’s Shares, such Shareholder (the “Selling Shareholder”) shall first prepare a written offer (the “Offer”) to sell such Shares (the “Offered Shares”) setting forth the proposed date of the sale, the proposed price per Share, and the other terms and conditions upon which the sale is proposed to be made. Such notice shall also specify whether a Prospective Purchaser has made an Offer to acquire such Shares. The Selling Shareholder shall then transmit a copy of the Offer to Company. Within five (5) Business Days of receipt of the Offer, Company shall transmit a copy of the Offer to the Significant Shareholders other than the Selling Shareholder.

3.2.       Option of Company. Transmittal of the Offer to Company by the Selling Shareholder shall constitute an offer by the Selling Shareholder to sell the Selling Shareholder’s Offered Shares to Company at the price and upon the terms set forth in the Offer. For a period of fifteen (15) days after the submission of the Offer to Company, Company shall have the option, exercisable by written notice to the Selling Shareholder (with a copy to the Significant Shareholders), to accept the Selling Shareholder’s Offer as to all or any part of the Selling Shareholder’s Offered Shares. Such notice shall state the number of Shares Company will purchase, if any, and the number of Offered Shares available to be purchased.

3.3.       Option of Significant Shareholders. In the event that Company does not exercise its option with respect to any or all of the Offered Shares in accordance with Section 3.2, the Selling Shareholder, upon notice from Company to the Selling Shareholder (with a copy to the Significant Shareholders) of Company’s decision not to accept the Offer as to any or all of the Offered Shares (or upon expiration of the fifteen-day option period referred to in Section 3.2 if Company fails to give notice as aforesaid), shall be deemed to have offered in writing to sell its remaining Offered Shares (those not purchased by Company) to the Significant Shareholders at the price and upon the terms set forth in the Offer. For a period of fifteen (15) days after such Offer to the Significant Shareholders, the Significant Shareholders shall have the option, exercisable by written notice to the Selling Shareholder with a copy to Company and to each of the other Significant Shareholders, to accept the Offer as to the remaining Offered Shares. Each Significant Shareholder who exercises this option shall agree, by doing so, to purchase that proportionate part of the remaining Offered Shares that the number of Shares owned by such Significant Shareholder bears to the total number of Shares owned by all Significant Shareholders (or in such other proportions as the participating Significant Shareholders may agree among themselves). In the event that one or more of the Significant Shareholders does not exercise its option in accordance with this Section, the Significant Shareholders who exercised their options pursuant to this Section shall have a further option for a period of five (5) additional days following the expiration of the fifteen-day period set forth in this Section to accept the Offer as to the then remaining Offered Shares, and each such participating Significant Shareholder who exercises this further option shall agree, by doing so, to purchase that proportionate part of the then remaining Offered Shares, which the number of Shares owned by such Significant Shareholder bears to the total number of Shares owned by all of the participating Significant Shareholders exercising this further option pursuant to this Section (or in such other proportions as such participating Significant Shareholders may agree among themselves).

3.4.       Sale to Prospective Purchaser. If, at the end of the option periods described in Sections 3.2 and 3.3 (the “Option Periods”), options have not been exercised by Company and/or the Significant Shareholders to purchase all of the Offered Shares, then the Selling Shareholder shall be free, subject to the co-sale provisions of Section 4 hereof and the requirements of Section 6.2 hereof, for a period of sixty (60) days thereafter to sell any or all of the Offered Shares as to which options have not been exercised (the “Remaining Shares”) to a Prospective Purchaser at the price and upon the terms and conditions set forth in the Offer. If such Remaining Shares are not so sold within the aforesaid sixty (60) day period, then the Selling Shareholder shall not be permitted to sell such Remaining Shares without again complying with this Article III.

ARTICLE IV

CO-SALE AND DRAG-ALONG PROVISIONS

4.1.       Notice of Third-Party Offer. Within five (5) days of the end of the Option Periods, if there are any Remaining Shares available for sale to the Prospective Purchaser, the Selling Shareholder shall submit a written notice (the “Co-Sale Notice”) to the Significant Shareholders disclosing the number of Remaining Shares proposed to be sold and the total number of Shares owned by the Selling Shareholder (including those, if any, designated for sale to Company and the Significant Shareholders pursuant to Article III).

4.2.       Right of Participation in Sales.

(a)  Co-Sale Right. Upon receipt of a Co-Sale Notice from the Selling Shareholder, each Significant Shareholder shall have the right to sell to the Prospective Purchaser, at the same price per share and on the same terms and conditions set forth in the Offer, such number of Shares held by such Significant Shareholder (assuming a conversion if such Significant Shareholder holds stock that is convertible into the class of stock being sold) equal to the Remaining Shares multiplied by a fraction, the numerator of which is the aggregate number of Shares held by such Significant Shareholder on an As-Converted Basis and the denominator of which is the sum of: (i) all Shares held by such Selling Shareholder on an As-Converted Basis (excluding those, if any, Shares designated for sale to Company and the Significant Shareholders pursuant to Article III); and (ii) all of the Shares held by any Significant Shareholder or Significant Shareholders on an As-Converted Basis electing to participate in such sale to the Prospective Purchaser.

(b)  Notice of Intent to Participate. If a Significant Shareholder wishes to participate in any sale under this Section 4.2, such Significant Shareholder shall notify the Selling Shareholder in writing of such intention as soon as practicable after such Significant Shareholder’s receipt of the Co-Sale Notice made pursuant to Section 4.1, and in any event within ten (10) days after the date of such Co-Sale Notice has been delivered.

(c)  Sale of Co-Sale Shares. The Selling Shareholder and each Significant Shareholder participating shall sell to the Prospective Purchaser all, or, at the option of the Prospective Purchaser, any part, of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Prospective Purchaser than those in the Co-Sale Notice provided by the Selling Shareholder under Section 4.1 above; provided that any purchase of less than all of such shares by the Prospective Purchaser shall be made from the Selling Shareholder and each participating Offering Shareholder pro rata based upon the relative amount of the Shares that the Selling Shareholder and each such participating Significant Shareholder is otherwise entitled to sell pursuant to Section 4.2(a).

4.3.       Drag-Along Rights. Notwithstanding Article III and Sections 4.1 and 4.2 above, if the holder or holders of at least seventy-five percent (75%) of the issued and outstanding Shares on an As-Converted Basis, voting together as a single class (collectively, the “Initiating Shareholder(s)”), approve a Transfer of all of the Shares held by them, such Initiating Shareholder(s) may require each of the remaining Shareholders to sell their Shares in the manner set forth in this Section 4.3 for the same consideration and on the same terms and conditions applicable to the Initiating Shareholder(s). The Initiating Shareholders) shall exercise their rights pursuant to this Section 4.3 by delivering to the remaining Shareholders a written notice of such proposed Transfer no later than ten (10) days prior to the execution of a definitive agreement with respect thereto, setting forth the name and address of the prospective buyer, the proposed purchase price and the other terms and conditions of the proposed sale (the “Drag- Along Notice”). Each remaining Shareholder shall thereupon be required, with respect to such Transfer, to execute and deliver a definitive agreement consistent with the terms thereof and to deliver at the closing of such Transfer the certificate^) representing the Shares held by such remaining Shareholders, duly endorsed for transfer, and shall be entitled to receive the proceeds allocable to the sale thereof. In the event that a definitive agreement with respect to the transaction contemplated by the Drag-Along Notice has not been entered into within ninety (90) days of the date of the Drag-Along Notice, the obligations of the remaining Shareholders under this Section 4.3 shall terminate with respect to such Drag-Along Notice.

ARTICLE V

PURCHASE PRICE. TERMS AND SETTLEMENT

5.1.       Purchase Price. The purchase price per Share and the terms of payment shall be the price per Share contained in the Offer.

5.2.       Time; Date: Location. Settlement for the purchase of Shares by Company or by a Shareholder pursuant to the provisions of Article III, shall be made within thirty (30) days following the date of exercise of the last option exercised. All settlements for the purchase and sale of Shares shall, unless otherwise agreed to by all of the purchasers and sellers, be held at die principal executive offices of Company during regular business hours. The precise date and hour of settlement shall be fixed by the purchaser or purchasers (within the time limits prescribed in this Agreement), or in the event the purchasers fail to agree, by the President of Company, by notice in writing to the seller given at least five (5) days in advance of the settlement date specified.

5.3.       Certificates. At settlement, the stock certificate or certificates representing the Shares being sold shall be delivered by the seller to the purchaser or purchasers, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by the seller, free and clear of all liens, claims and encumbrances except for the terms of this Agreement.

5.4.       Authority. The seller, if a personal representative of a Shareholder, shall, upon request of a purchaser, provide prior to the date of settlement, evidence reasonably satisfactory to the purchaser of the seller’s legal status as personal representative of such Shareholder.

ARTICLE VI
ADDITIONAL PROVISIONS

6.1.       Copy of Agreement to Be Kept on File. Company shall keep on file at its principal executive offices, and will exhibit to any Shareholder or his or her duly authorized representative at any and all reasonable times, an executed copy of this Agreement and all amendments thereto.

6.2.       Legended Certificates: Transfer Requirements. All certificates hereafter issued by Company shall be marked with the following legend (or one substantially similar thereto):

THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF MAY 26,2005 BY AND AMONG ISSUER AND ITS THEN SHAREHOLDERS, AS IT MAY BE AMENDED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT AND ALL AMENDMENTS THERETO IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

Notwithstanding any other provision hereof, except in case of a Change in Control or in the case of a Transfer pursuant to Section 4.3 hereof, no Shareholder shall Transfer Shares unless either (a) such Shares shall first have been registered under the Securities Act pursuant to an effective registration statement filed with the Securities and Exchange Commission, or (b) the Company shall first have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act.

6.3.       Term of Agreement. This Agreement shall terminate upon the expiration of the Start-Up Period.

6.4.       Rights, Obligations and Remedies. The Shares are unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the covenants and agreements set forth in this Agreement would be inadequate and that any such breach or threatened breach would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain, the parties hereto agree that in the event of any breach or threatened breach of any such covenant or agreement, in addition to any and all other legal and equitable remedies which may be available, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief without the necessity of proving actual damage by reason of any breach or threatened breach hereof and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit and without notice.

6.5.       Subsequent Shareholders to Become Bound. Any person or entity who subsequently becomes a shareholder of Company (including holders of options or warrants to acquire Common Stock upon the exercise of such option or warrant, as the case may be) shall be bound by all of the terms and provisions of, and shall be entitled to all the benefits and privileges of this Agreement, unless otherwise determined by the Board. Before any Person not a party to this Agreement, including any Person to whom transfers of Shares may be made hereunder, may be entitled to become a shareholder of Company, unless otherwise determined by the Board, such Person shall be required first to execute and deliver to Company an agreement pursuant to which such Person agrees to be bound by all of the terms and conditions of this Agreement (as it may have then been amended), and the failure of any such Person to execute such agreement shall preclude such person or entity from becoming a shareholder of Company.

6.6.       Amendment, Modification and Termination. This Agreement may be amended, modified or terminated, or any provision or requirement hereof waived, at any time by an agreement in writing among Company and the holders of at least seventy-five percent (75%) of the issued and outstanding Shares on an As-Converted Basis; provided that if this Agreement is amended, modified or terminated without the unanimous consent of the Shareholders, all Shareholders that are not a party to such agreement shall be given prompt notice of such amendment, modification or termination. Any such amendment or waiver shall be effective with respect to all parties to this Agreement.

6.7.       No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

6.8.       Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted under the laws of the State of Delaware, without giving effect to the principles of conflicts of law of any jurisdiction. In the event that a party to this Agreement perceives the existence of a dispute with the other party concerning any right or duty provided for herein, the parties will, as soon as practicable, confer in an attempt to resolve the dispute. If the parties are unable to resolve such dispute amicably, then the parties hereby submit to the exclusive jurisdiction of and venue in the state and federal courts located in Allegheny County, Pennsylvania with respect to any and all disputes concerning the subject of, or arising out of, this Agreement.

6.9.      Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) at the time of receipt delivered in person or by facsimile transmission (with transmission acknowledgement received), (b) within (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, or (c) three (3) days after being sent certified or registered mail, return receipt requested, in each case to the address or facsimile number (as the case may be) listed for the applicable party below, or, if any party shall have designated a different address or facsimile number by notice to the other parties in the manner provided in this Section (provided that notice of change in address and/or facsimile number shall be deemed given only when received), then to the last address or facsimile number so designated:

If to Company, to:

Lipella Pharmaceuticals, Inc.

5414 Guarino Road

Pittsburgh, PA 15217

Attention: President

Facsimile: 267-295-2073

If to Shareholder(s), to the address set forth for each Shareholder on the signature page of this Agreement or Joinder to this Agreement.

6.10.    Binding Nature of Agreement and No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except by means of transfers permitted by Articles II or III or Section 4.2.

6.11.    Counterparts, Headings and Exhibits Interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement. All Schedules and Exhibits hereto are hereby incorporated in this Agreement and made a part hereof. Unless otherwise provided herein, the word “including” shall be interpreted as followed by the words “without limitation” or words of similar effect.

6.12.    Integration. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

6.13.     Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, then such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

6.14.     Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays. Sundays and holidays; provided that if the final day of any time period falls on a Saturday, Sunday or holiday on which Federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday. Sunday or such holiday.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

LIPELLA PHARMACEUTICALS, INC.

By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman
Title: President

[***]

/s/

Address:	[***]

Facsimile:	[***]

[***]

/s/

Address:	[***]

Facsimile:	[***]

[***]

/s/

Address:	[***]

Facsimile:

[***]

/s/

Address:	[***]

Facsimile:

FORM OF

JOINDER TO

SHAREHOLDERS AGREEMENT

OF

LIPELLA PHARMACEUTICALS INC.

THIS AGREEMENT (this “Agreement”) is made as of [DATE] (the “Agreement Date”), by and between [___] (the “Shareholder”), and LIPELLA PHARMACEUTICALS INC. (the “Corporation”), a corporation organized and existing under the laws of Delaware, having a mailing address of 7800 Susquehanna Street, Suite 505, Pittsburgh, PA 15208.

W I T N E S S E T H

WHEREAS, the Corporation and its original shareholders, [___] (the “Original Shareholders”), entered into that certain Shareholders Agreement dated May 16, 2005 (the “Shareholders Agreement”), whereby the transferability of the shares of the Corporation’s common stock (the “Shares”) was restricted;

WHEREAS, the Shareholder has purchased Shares [from/pursuant to [agreement]], executed in conjunction herewith (the each an “Assignment Agreement”), and a condition to the receipt of [his/her/its] Shares is the Shareholder’s execution and delivery of this Agreement;

WHEREAS, the Corporation’s Board of Directors and the Original Shareholders have consented to the [sale/transfer], provided that Shareholder execute this Agreement and agree to be bound by the terms and conditions of the Shareholders Agreement; and

WHEREAS, the Shareholder agrees to become bound by the general terms of the Shareholders Agreement thereby restricting the transferability of [his/her/its] Shares.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth as well as those contained in the Shareholders Agreement, and intending to be legally bound, the Corporation and the Shareholder hereby agrees as follows:

1.         Stock Subject to Agreement. This Agreement shall apply to the [___] ([___]) Shares [sold to/transferred from] [___] to the Shareholder pursuant to [agreement].

2.         Joinder in Shareholder Agreement. The Shareholder agrees that [he/she/it] joins in and becomes a party to the Shareholders Agreement, a true and correct copy of which is attached hereto as Exhibit “A”. Except as provided in the Shareholders Agreement, neither the Shareholder nor [his/her/its] personal representatives or heirs shall encumber, transfer or otherwise dispose of all or any part of [his/her/its] Shares in the Corporation. The Shares may not be transferred to any person other than to the Corporation, unless the Corporation is given the first opportunity to acquire such Shares, and unless the non-selling shareholders are then given the option to purchase any Shares not purchased by the Corporation, as provided in the Shareholders Agreement. Further, the Corporation and all of its shareholders shall have all of the rights and options with respect to the Shares as set forth in the Shareholders Agreement. The Share certificates subject hereto shall be endorsed as follows:

“THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF MAY 16, 2005 BY AND AMONG ISSUER AND ITS THEN SHAREHOLDERS, AS IT MAY BE AMENDED FORM TIME TO TOME, AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT AND ALL AMENDMENTS THERETO IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES THE ISSUER.”

Any and all Shares of the Corporation hereafter issued to the Shareholder shall bear the same endorsement.

3.       Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns; provided, however, that no person, firm or corporation not a party hereto shall have any rights hereunder or the power to enforce any of the duties created hereby unless such person, firm or corporation shall have become bound to the provisions hereof.

4.       Separability. If any provision of this Agreement or the application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such provision shall not be affected thereby.

5.       Amendment. This Agreement may be changed, waived, discharged or terminated only by written agreement of the Corporation and the Shareholder.

6.       Governing Law. This Agreement is executed in and shall be construed and enforced in accordance with the laws of the State of Delaware.

7.       Waivers. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

**** Signatures on Following Page ****

IN WITNESS WHEREOF, and intending to be legally bound, the Shareholder and the Corporation have executed and delivered this Agreement effective as of the day and year first above written.

SHAREHOLDER:

[___]

Mailing Address:

LIPELLA PHARMACEUTICALS INC.

By:
Jonathan Kaufman
Chief Executive Officer

Exhibit “A”

Shareholders Agreement